UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

PhaseRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37772	20-4690620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Harrison Street, Suite 300 Seattle, Washington	98119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 805-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 24, 2018, PhaseRx, Inc. (the “Company”) received a notice of occurrence of an event of default and a termination declaration (the “Notice”) from its senior secured lender Hercules Capital, Inc. (“Hercules”). Hercules is a party to loan and security agreement, dated June 7, 2016 (the “Loan Agreement”) by and among the Company, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (the “Lenders”) and Hercules, in its capacity as administrative agent for itself and the Lenders, pursuant to which the Lenders funded $6 million to the Company (the “Term Loan”). The Term Loan is secured by substantially all of the Company’s assets other than our intellectual property.

As previously disclosed, On December 11, 2017, the Company filed a voluntary petition (the “Proceeding”) under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (Case No. 17-12890). On January 3, 2018, the Bankruptcy Court approved the Final Cash Collateral Order (the “Order”) in the Proceeding authorizing the Company to use Hercules’ cash collateral. Pursuant to the Order, the Notice constitutes notice of the occurrence of an event of default and a termination declaration for the Company’s failure to satisfy a sale milestone set forth in the Order, namely the failure to receive a “Qualified Bid” for payment in full to Hercules by January 22, 2018. Further, pursuant to the Order, as of January 30, 2018 at 12:00 a.m., the Company’s right to use cash collateral is terminated, the automatic stay pursuant to Section 362 of the Bankruptcy Code is automatically terminated and Hercules is entitled to exercise any and all remedies set forth in the Order, which includes sweeping all of the Company’s available cash, without further order of the Bankruptcy Court.

According to the proof of claim filed by Hercules in the Proceeding, as of December 11, 2017, the outstanding balance of the Hercules Term Loan was $5,156,007.53, plus accrued and unpaid interest, indemnification obligations, fees, costs and expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseRx, Inc.

Date: February 1, 2018	By:	/s/ Robert W. Overell
Robert W. Overell, Ph.D.
Chief Executive Officer